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                       CONSENT OF INDEPENDENT ACCOUNTANTS


                  We consent to the reference to our firm under the captions "Experts" and "Selected Historical and Pro Forma Combined Financial Data" in the Form S-4 Registration Statement of Pegasus Communications Corporation filed with the Securities and Exchange Commission for the exchange of Class A Common Stock, and to the inclusion therein of our reports dated March 4, 1994 with respect to the 1993 combined financial statements and financial statement schedule of Pegasus Communications Corporation.


/s/ HERBEIN & COMPANY, INC.
---------------------------
HERBEIN & COMPANY, INC.

Reading, Pennsylvania
October 24, 1996